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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated October 29, 2002 (except for the last paragraph of Note 5, as to which the date is November 26, 2002 and except for Note 14, as to which the date is May 20, 2003), included and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 2-82001 and 33-32826.


/s/ GRANT THORNTON LLP


Cleveland, Ohio
May 20, 2003